CONSENT OF INDEPENDENT ACCOUNTANTS
                              _______________

We consent to the incorporation by reference in the registration statements of Concurrent Computer Corporation (the "Company") on Form S-8 (File No. 33-54605) and Form S-3 (File No. 33-53663) of our report dated August 19, 1994 on our audits of the consolidated financial statements and financial statement schedules of Concurrent Computer Corporation as of June 30, 1994 and 1993 and for the three years in the period ended June 30, 1994, which report is included in the Company's Annual Report on Form 10-K.



                                COOPERS & LYBRAND L.L.P.


Parsippany, New Jersey
September 27, 1994